Exhibit 99.1

ALLEGHANY CORPORATION

7 Times Square Tower, 17th Floor

New York, NY 10036

ALLEGHANY CORPORATION REPORTS 2015 SECOND QUARTER RESULTS

NEW YORK, NY, August 4, 2015 – Alleghany Corporation (NYSE-Y) announced today its financial results for the three and six months ended June 30, 2015. Book value per common share1 grew to $478.35 as of June 30, 2015, an increase of 2.8% from book value per common share as of December 31, 2014, and an increase of 0.3% from book value per common share as of March 31, 2015. Alleghany reported net earnings2 of $182.5 million, or $11.40 per diluted share for the 2015 second quarter, compared with $149.0 million, or $9.06 per diluted share for the 2014 second quarter. For the first six months of 2015, Alleghany reported net earnings2 of $307.7 million, or $19.22 per diluted share, compared with $353.9 million, or $21.36 per diluted share for the first six months of 2014. Operating earnings per diluted share were $8.19 in the 2015 second quarter, compared with $7.46 for the 2014 second quarter. Operating earnings per diluted share were $16.39 in the first six months of 2015, compared with $16.17 for the first six months of 2014.

Weston Hicks, President and chief executive officer of Alleghany stated, “Strong underwriting results at TransRe and RSUI led to solid operating performance for Alleghany in the second quarter. Book value per common share was up 0.3% in the second quarter despite a rise in interest rates, as the strong underwriting results offset an interest rate driven drop in the market value of Alleghany’s fixed income portfolio. Both RSUI and TransRe remained disciplined in their underwriting in a price competitive market rather than sacrifice profitability for top-line growth. In addition, modest catastrophe losses in the quarter and continued favorable prior year loss reserve development led to an improved combined ratio of 89.3% in the current quarter compared with 90.0% in the second quarter of 2014.”

Mr. Hicks continued, “CapSpecialty and PacificComp continue to make progress in their organizations, and both companies are successfully expanding their niche product offerings. PacificComp saw its combined ratio improve to 116.3%, compared with 123.7% for the 2014 second quarter due to a lower expense ratio. CapSpecialty’s expense ratio improved in the quarter but its results were impacted by unfavorable prior accident year development on loss reserves and higher surety losses in the current accident year.”

The following table summarizes the three and six months ended June 30, 2015 and 2014:

	Three Months Ended June 30,		Percent	Six Months Ended June 30,		Percent
	2015	2014	Change	2015	2014	Change
	(in millions)			(in millions)

Net premiums written	$1,146.0	$1,209.4	(5.2%)	$2,237.1	$2,343.4	(4.5%)

Earnings before income taxes	245.1	202.4	21.1%	410.6	470.7	(12.8%)

Underwriting profit	115.3	110.1	4.7%	242.0	228.7	5.8%

Net investment income	103.1	114.1	(9.6%)	216.5	224.7	(3.6%)

Net earnings attributable to Alleghany stockholders	182.5	149.0	22.5%	307.7	353.9	(13.1%)

1 Stockholders’ equity attributable to Alleghany stockholders divided by common stock outstanding.

2 Earnings attributable to Alleghany stockholders.

SEGMENT RESULTS

The following table summarizes the segment results for the three and six months ended June 30, 2015 and 2014:

	Three Months Ended June 30,		Percent	Six Months Ended June 30,		Percent
	2015	2014	Change	2015	2014	Change
	(in millions)			(in millions)
Net premiums written:
Reinsurance Segment	$830.6	$890.0	(6.7%)	$1,659.3	$1,769.8	(6.2%)
Insurance Segment	315.4	319.4	(1.3%)	577.8	573.6	0.7%

	$1,146.0	$1,209.4	(5.2%)	$2,237.1	$2,343.4	(4.5%)

Underwriting profit:
Reinsurance Segment	$93.0	$74.8	24.3%	$176.8	$164.7	7.3%
Insurance Segment	22.3	35.3	(36.8%)	65.2	64.0	1.9%

	$115.3	$110.1	4.7%	$242.0	$228.7	5.8%

Reinsurance Segment

The decrease in TransRe’s net premiums written in the second quarter and first six months of 2015 from the corresponding 2014 periods primarily reflects the impact of changes in foreign exchange rates and, to a lesser extent, higher ceded premium written due to an increase in reinsurance coverage purchased by TransRe in 2015.

TransRe’s 2015 second quarter combined ratio was 88.3%, compared with a 91.0% combined ratio for the 2014 second quarter, and TransRe’s combined ratio was 88.6% for the first six months of 2015, compared with an 89.9% combined ratio for the first six months of 2014. TransRe’s lower combined ratio and higher underwriting profit for the second quarter and first six months of 2015 primarily reflect a lack of catastrophe losses in the first six months of 2015 compared with the first six months of 2014.

Insurance Segment

The decrease in insurance segment net premiums written in the second quarter and modest increase in the first six months of 2015 from the corresponding 2014 periods primarily reflects declines at RSUI being offset by continued strong growth at PacificComp and CapSpecialty. For the second quarter and first six months of 2015, PacificComp’s net premiums written increased by 53.5% and 45.2%, respectively, CapSpecialty’s net premiums written increased by 12.4% and 14.5%, respectively, and RSUI’s net premiums written decreased by 7.4% and 5.2%, respectively.

The insurance segment’s combined ratio was 91.9% for the 2015 second quarter, compared with an 86.8% combined ratio for the 2014 second quarter, and 88.0% for the first six months of 2015 compared with 87.9% for the first six months of 2014. The higher combined ratio and lower underwriting profit for the second quarter of 2015 primarily reflect the impact of higher current year losses, primarily at RSUI, and less favorable prior year loss reserve development overall, partially offset by lower catastrophe losses. The slightly lower combined ratio and higher underwriting profit for the first six months of 2015 primarily reflect lower catastrophe losses, largely offset by the impact of higher current year losses and less favorable prior year loss reserve development overall.

INVESTMENT PERFORMANCE

Alleghany reported net investment income for the second quarter and first six months of 2015 of $103.1 million and $216.5 million, respectively, a decrease of 9.6% and 3.6% from the corresponding 2014 periods. The decreases in net investment income in the second quarter of 2015 and first six months of 2015 from the corresponding 2014 periods primarily reflect lower dividend income due to equity portfolio reallocation during the quarter and lower interest income from lower reinvestment rates and, to a lesser extent, the impact of changes in foreign exchange rates. Financial statement total return on investments was (0.3) % in the 2015 second quarter, compared with +2.3% for the 2014 second quarter.

After-tax net unrealized gains on investment securities decreased by $160.6 million and $93.1 million for the second quarter and first six months of 2015, respectively, reflecting a decrease in unrealized appreciation on Alleghany’s fixed income portfolio due to a modest increase in longer-term interest rates that occurred in the first half of 2015.

OTHER FINANCIAL INFORMATION

During the first six months of 2015, Alleghany repurchased an aggregate of 88,183 shares of its common stock in the open market for $40.5 million, at an average price per share of $459.80, of which 29,233 shares of its common stock were purchased in the 2015 second quarter for $13.9 million, at an average price per share of $475.97. As of June 30, 2015, Alleghany had 15,975,165 shares of its common stock outstanding, compared with 16,054,323 shares of its common stock outstanding as of December 31, 2014 and 16,380,336 shares as of June 30, 2014.

Additional Information

Concurrent with the issuance of today’s earnings press release, Alleghany has posted a financial supplement to its website, www.alleghany.com, containing a number of schedules that provide additional detail pertaining to Alleghany’s financial results.

Additional information regarding Alleghany’s 2015 second quarter and first six months financial results, including management’s discussion and analysis of Alleghany’s financial condition and results of operations, is contained in Alleghany’s Quarterly Report on Form 10-Q for the period ended June 30, 2015 (the “Form 10-Q”), to be filed with the U.S. Securities and Exchange Commission (the “SEC”) on or about the date hereof. The Form 10-Q and the financial supplement will be available on Alleghany’s website at www.alleghany.com. The Form 10-Q will also be available on the SEC’s website at www.sec.gov. Readers are urged to review the Form 10-Q for a more complete discussion of Alleghany’s financial performance.

About Alleghany Corporation

Alleghany Corporation (NYSE-Y) creates value through owning and managing operating subsidiaries and investments, anchored by a core position in property and casualty reinsurance and insurance. Alleghany’s property and casualty subsidiaries include: Transatlantic Holdings, Inc. (referred to herein as “TransRe”), a leading global reinsurer; RSUI Group, Inc. (referred to herein as “RSUI”), a national underwriter of property and liability specialty insurance coverages; CapSpecialty, Inc. (referred to herein as “CapSpecialty”), an underwriter of commercial property, casualty and surety insurance coverages; and Pacific Compensation Corporation (referred to herein as “PacificComp”), an underwriter of workers’ compensation insurance primarily in California.

Non-GAAP Financial Measures

Throughout this press release, Alleghany’s results of operations have been presented in the way that Alleghany believes will be the most meaningful and useful to investors, analysts, rating agencies and others who use financial information in evaluating the performance of Alleghany. This presentation includes the use of underwriting profit and operating earnings per diluted share, which are “non-GAAP financial measures,” as such term is defined in Regulation G promulgated by the SEC.

Underwriting profit represents net premiums earned less net loss and loss adjustment expenses and commissions, brokerage and other underwriting expenses, all as determined in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), and does not include net investment income, net realized capital gains, other than temporary impairment losses, other income, other operating expenses, amortization of intangible assets or interest expense. Alleghany consistently uses underwriting profit as a supplement to earnings before income taxes, the most comparable U.S. GAAP financial measure, to evaluate the performance of its segments and believes that underwriting profit provides useful additional information to investors because it highlights net earnings attributable to a segment’s underwriting performance. Earnings before income taxes may show a profit despite an underlying underwriting loss; and when underwriting losses persist over extended periods, a reinsurance or an insurance company’s ability to continue as an ongoing concern may be at risk.

Underwriting profit is not meant to be considered in isolation or as a substitute for measures of operating performance prepared in accordance with U.S. GAAP. Reconciliation of underwriting profit to earnings before income taxes is presented below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(in millions)

Earnings before income taxes	$245.1	$202.4	$410.6	$470.7

Adjustments to earnings before income taxes:

Net investment income	103.1	114.1	216.5	224.7

Net realized capital gains	86.2	41.5	129.3	138.4

Other than temporary impairment charges	(7.3)	(0.9)	(59.6)	(6.2)

Other income	43.8	37.6	79.9	68.0

Other operating expenses	(63.8)	(66.3)	(131.2)	(119.6)

Corporate administration	(9.8)	(12.7)	(22.5)	(22.3)

Amortization of intangible assets	1.0	0.9	2.7	2.7

Interest expense	(23.4)	(21.9)	(46.5)	(43.7)

	129.8	92.3	168.6	242.0

Underwriting profit	$115.3	$110.1	$242.0	$228.7

Operating earnings per diluted share represents earnings per diluted share excluding (on an after-tax basis): net realized capital gains; and other than temporary impairment losses, all as determined in accordance with U.S. GAAP. Alleghany uses operating earnings per diluted share as a supplement to diluted earnings per share, the most comparable U.S. GAAP financial measure, to provide useful additional information to investors by highlighting earnings per diluted share attributable to its performance exclusive of realized capital gains or losses and impairments. A reconciliation of operating earnings per diluted share to diluted earnings per share is presented below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(dollars in millions)

Net earnings attributable to Alleghany stockholders	$ 182.5	$ 149.0	$ 307.7	$ 353.9

Adjustments to net earnings (after tax):

Net realized capital gains	56.0	27.0	84.0	89.9

Other than temporary impairment charges	(4.7)	(0.6)	(38.7)	(4.0)

	51.3	26.4	45.3	85.9

Operating income	$ 131.2	$ 122.6	$ 262.4	$ 268.0

Weighted average diluted common shares outstanding	16,003,023	16,442,566	16,004,596	16,567,155

Diluted earnings per share	$ 11.40	$ 9.06	$ 19.22	$ 21.36

Diluted operating earnings per share	$ 8.19	$ 7.46	$ 16.39	$ 16.17

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Forward-looking Statements

This release contains disclosures which are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should” or the negative versions of those words or other comparable words. These forward-looking statements are based upon Alleghany’s current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and Alleghany’s future financial condition and results. These statements are not guarantees of future performance, and Alleghany has no specific intention to update these statements. The uncertainties and risks include, but are not limited to,

•	significant weather-related or other natural or man-made catastrophes and disasters;
•	the cyclical nature of the property and casualty reinsurance and insurance industries;
•	changes in market prices of Alleghany’s significant equity investments and changes in value of Alleghany’s debt securities portfolio;
•	adverse loss development for events insured by Alleghany’s reinsurance and insurance subsidiaries in either the current year or prior years;
•	the long-tail and potentially volatile nature of certain casualty lines of business written by Alleghany’s reinsurance and insurance subsidiaries;
•	the cost and availability of reinsurance;
•	the reliance by Alleghany’s reinsurance operating subsidiaries on a limited number of brokers;
•	increases in the levels of risk retention by Alleghany’s reinsurance and insurance subsidiaries;
•	exposure to terrorist acts and acts of war;
•	the willingness and ability of Alleghany’s reinsurance and insurance subsidiaries’ reinsurers to pay reinsurance recoverables owed to Alleghany’s reinsurance and insurance subsidiaries;
•	changes in the ratings assigned to Alleghany’s reinsurance and insurance subsidiaries;
•	claims development and the process of estimating reserves;
•	legal, political, judicial and regulatory changes, including the federal financial regulatory reform of the insurance industry by the Dodd-Frank Wall Street Reform and Consumer Protection Act;
•	the uncertain nature of damage theories and loss amounts;
•	the loss of key personnel of Alleghany’s reinsurance or insurance operating subsidiaries;
•	fluctuation in foreign currency exchange rates;
•	the failure to comply with the restrictive covenants contained in the agreements governing Alleghany’s indebtedness;
•	the ability to make payments on, or repay or refinance, Alleghany’s debt;
•	risks inherent in international operations; and
•	difficult and volatile conditions in the global market.

Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates, or recessionary or expansive trends; changes in interest rates; extended labor disruptions, civil unrest, or other external factors over which Alleghany has no control; and changes in Alleghany’s plans, strategies, objectives, expectations, or intentions, which may happen at any time at its discretion. As a consequence, current plans, anticipated actions, and future financial condition and results may differ from those expressed in any forward-looking statements made by Alleghany or on its behalf.

For more information, please contact:

Kerry Jacobs

Alleghany Corporation

212-508-8141

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

	June 30, 2015	December 31, 2014
	(unaudited) (in thousands, except share amounts)
Assets
Investments:
Available-for-sale securities at fair value:
Equity securities (cost: 2015 – $2,701,247; 2014 – $2,366,035)	$3,143,572	$2,815,484
Debt securities (amortized cost: 2015 – $14,465,377; 2014 – $14,364,430)	14,564,927	14,598,641
Short-term investments	601,456	715,553

	18,309,955	18,129,678
Other invested assets	741,602	705,665

Total investments	19,051,557	18,835,343
Cash	647,901	605,259
Accrued investment income	124,034	136,511
Premium balances receivable	843,043	683,848
Reinsurance recoverables	1,395,146	1,361,083
Ceded unearned premiums	199,137	184,435
Deferred acquisition costs	385,384	353,169
Property and equipment at cost, net of accumulated depreciation and amortization	96,889	88,910
Goodwill	111,904	111,904
Intangible assets, net of amortization	136,089	133,378
Current taxes receivable	80,788	91,202
Net deferred tax assets	385,534	389,597
Other assets	470,882	514,797

Total assets	$23,928,288	$23,489,436

Liabilities and Stockholders’ Equity
Loss and loss adjustment expenses	$11,463,561	$11,597,216
Unearned premiums	1,979,323	1,834,184
Senior Notes	1,762,069	1,767,125
Reinsurance payable	84,691	79,100
Other liabilities	988,261	729,767

Total liabilities	16,277,905	16,007,392

Common stock (shares authorized: 2015 and 2014 – 22,000,000; shares issued: 2015 and 2014 – 17,459,961)	17,460	17,460
Contributed capital	3,609,918	3,610,717
Accumulated other comprehensive income	252,234	353,584
Treasury stock, at cost (2015 – 1,484,796 shares; 2014 – 1,405,638 shares)	(544,960)	(507,699)
Retained earnings	4,307,053	3,999,366

Total stockholders’ equity attributable to Alleghany stockholders	7,641,705	7,473,428
Noncontrolling interest	8,678	8,616

Total stockholders’ equity	7,650,383	7,482,044

Total liabilities and stockholders’ equity	$23,928,288	$23,489,436

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Earnings and Comprehensive Income

(unaudited)

	Three Months Ended June 30,
	2015	2014
	(in thousands, except per share amounts)
Revenues
Net premiums earned	$1,074,723	$1,098,944
Net investment income	103,087	114,094
Net realized capital gains	86,160	41,524
Other than temporary impairment losses	(7,317)	(932)
Other income	43,785	37,586

Total revenues	1,300,438	1,291,216

Costs and Expenses
Net loss and loss adjustment expenses	595,455	629,213
Commissions, brokerage and other underwriting expenses	363,954	359,604
Other operating expenses	63,812	66,236
Corporate administration	9,841	12,687
Amortization of intangible assets	(1,051)	(876)
Interest expense	23,375	21,932

Total costs and expenses	1,055,386	1,088,796

Earnings before income taxes	245,052	202,420
Income taxes	61,905	53,186

Net earnings	183,147	149,234
Net earnings attributable to noncontrolling interest	669	254

Net earnings attributable to Alleghany stockholders	$182,478	$148,980

Net earnings	$183,147	$149,234
Other comprehensive income:
Change in unrealized gains, net of deferred taxes of ($58,871) and $110,976 for 2015 and 2014, respectively	(109,332)	206,098
Less: reclassification for net realized capital gains and other than temporary impairment losses, net of taxes of ($27,595) and ($14,207) for 2015 and 2014, respectively	(51,248)	(26,385)
Change in unrealized currency translation adjustment, net of deferred taxes of $1,555 and $3,126 for 2015 and 2014, respectively	2,888	5,805
Retirement plans	137	(7)

Comprehensive income	25,592	334,745
Comprehensive income (losses) attributable to noncontrolling interest	669	254

Comprehensive income attributable to Alleghany stockholders	$24,923	$334,491

Basic earnings per share attributable to Alleghany stockholders	$11.41	$9.06
Diluted earnings per share attributable to Alleghany stockholders	11.40	9.06

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Earnings and Comprehensive Income

(unaudited)

	Six Months Ended June 30,
	2015	2014
	(in thousands, except per share amounts)
Revenues
Net premiums earned	$2,091,894	$2,152,941
Net investment income	216,469	224,677
Net realized capital gains	129,311	138,360
Other than temporary impairment losses	(59,598)	(6,152)
Other income	79,985	68,032

Total revenues	2,458,061	2,577,858

Costs and Expenses
Net loss and loss adjustment expenses	1,142,371	1,240,372
Commissions, brokerage and other underwriting expenses	707,563	683,840
Other operating expenses	131,217	119,578
Corporate administration	22,519	22,319
Amortization of intangible assets	(2,711)	(2,737)
Interest expense	46,467	43,743

Total costs and expenses	2,047,426	2,107,115

Earnings before income taxes	410,635	470,743
Income taxes	102,068	116,868

Net earnings	308,567	353,875
Net earnings attributable to noncontrolling interest	880	15

Net earnings attributable to Alleghany stockholders	$307,687	$353,860

Net earnings	$308,567	$353,875
Other comprehensive income:
Change in unrealized gains, net of deferred taxes of ($25,730) and $192,340 for 2015 and 2014, respectively	(47,785)	357,203
Less: reclassification for net realized capital gains and other than temporary impairment losses, net of taxes of ($24,400) and ($46,273) for 2015 and 2014, respectively	(45,313)	(85,935)
Change in unrealized currency translation adjustment, net of deferred taxes of ($4,236) and $3,358 for 2015 and 2014, respectively	(7,867)	6,237
Retirement plans	(385)	126

Comprehensive income	207,217	631,506
Comprehensive income (losses) attributable to noncontrolling interest	880	15

Comprehensive income attributable to Alleghany stockholders	$206,337	$631,491

Basic earnings per share attributable to Alleghany stockholders	$19.22	$21.36
Diluted earnings per share attributable to Alleghany stockholders	19.22	21.36